EXHIBIT 8.0








                                November 16, 2001



To the Persons Named on
Schedule 1 Hereto:

            Re:   Banc of America Commercial Mortgage Inc.,
                  Commercial Mortgage Pass-Through Certificates, Series 2001-3

Ladies and Gentlemen:

            We are rendering this opinion letter pursuant to (i) Section 5 of that certain Certificate Purchase Agreement, dated as of November 9, 2001 (the "Certificate Purchase Agreement"), by and among Banc of America Commercial Mortgage Inc. ("BACM"), Bank of America, N.A. ("Bank of America"), Banc of America Securities LLC ("Banc of America") and First Union Securities, Inc. ("First Union Securities") (each of Banc of America and First Union Securities, an "Initial Purchaser" and collectively the "Initial Purchasers"); and (ii)
Section 6 of that certain Underwriting Agreement, dated as of November 9, 2001 (the "Underwriting Agreement") among BACM, Bank of America, Banc of America, First Union Securities and Deutsche Banc Alex. Brown Inc. ("DBAB") (each of Banc of America, First Union Securities and DBAB, an "Underwriter" and collectively the "Underwriters").

            We have acted as special counsel to BACM, the Underwriters and the Initial Purchasers in connection with (i) the issuance of BACM's Commercial Mortgage Pass-Through Certificates, Series 2001-3 (the "Certificates"), consisting of twenty-seven classes: the Class A-1 Certificates, the Class A-2 Certificates, the Class A-2F Certificates, the Class XC Certificates, the Class XP Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates, the Class K Certificates, the Class L Certificates, the Class M Certificates, the Class N Certificates, the Class O Certificates, the Class P Certificates, the Class Q Certificates, the Class V-1 Certificates, the Class V-2 Certificates, the Class V-3 Certificates, the Class V-4 Certificates, the Class V-5 Certificates, the Class R-I Certificates and the Class R-II Certificates; (ii) the sale by BACM to the Underwriters of the Class A-1, Class A-2, Class A-2F, Class B, Class C, Class D, Class E and Class F Certificates (collectively, the "Publicly Offered Certificates"); and (iii) the sale by BACM to the Initial Purchasers of the Class XC, Class XP, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P and Class Q Certificates (collectively, the "Privately Offered Certificates").

            The Certificates are being issued pursuant to that certain Pooling and Servicing Agreement, dated as of November 11, 2001 (the "Pooling and Servicing Agreement"), by and among BACM, as depositor, Capstone Realty Advisors, LLC, as master servicer, First Union National Bank, as back-up master servicer, First Union National Bank, as special servicer, and Wells Fargo Bank Minnesota, N.A., as trustee and as REMIC administrator. Capitalized terms used and not otherwise defined herein have the meanings given to them in the Pooling and Servicing Agreement. The Certificates will evidence beneficial ownership interests in a trust fund (the "Trust Fund") the assets of which will consist of a pool of mortgage loans identified on Schedule I to the Pooling and Servicing Agreement, together with certain related assets.

            In rendering the opinion set forth below, we have examined and relied upon originals, copies or specimens, certified or otherwise identified to our satisfaction, of the Pooling and Servicing Agreement, the Prospectus Supplement dated November 9, 2001 and the Prospectus dated October 31, 2001 relating to Publicly Offered Certificates, the Private Placement Memorandum dated November 9, 2001 relating to the Privately Offered Certificates, specimen forms of the Certificates and such certificates, corporate records and other documents, agreements, opinions and instruments, including, among other things, those delivered at the closing of the purchase and sale of the Certificates, as we have deemed necessary as a basis for such opinion hereinafter expressed. In connection with such examination, we have assumed the genuineness of all signatures, the authenticity of all documents, agreements and instruments submitted to us as originals, the conformity to original documents, agreements and instruments of all documents, agreements and instruments submitted to us as copies or specimens, agreements and instruments submitted to us as copies or specimens, the conformity of the text of each document filed with the Securities and Exchange Commission through the EDGAR System to the printed document review by us, the authenticity of the originals of such documents, agreements and instruments submitted to us as copies or specimens, and the accuracy of the matters set forth in the documents, agreements and instruments we reviewed. As to any facts material to such opinion that were not known to us, we have relied upon statements, certificates and representations of officers and other representatives of BACM, the Trustee, the REMIC Administrator, the Initial Purchasers, the Underwriters and of public officials.

            In rendering the opinion below, we do not express any opinion concerning the laws of any jurisdiction other than the substantive federal laws of the United States of America.

             Based upon and subject to the foregoing, we are of the opinion that, assuming compliance with all relevant provisions of the Pooling and Servicing Agreement as in effect on the Closing Date, (a) the ED Loan REMIC, the CML Loan REMIC, REMIC I and REMIC II will each qualify for treatment for federal income tax purposes as a "real estate mortgage investment conduit", as defined in Section 860D of the Code; (b) the Class A-1 Certificates, Class A-2 Certificates, Class A-2F Regular Interest, Class XC Certificates, Class XP Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates, Class O Certificates, Class P Certificates and Class Q Certificates will constitute "regular interests" in REMIC II and the Class R-II Certificates will constitute the sole class of "residual interest" in REMIC II within the meaning of the Code; (c) the REMIC I Regular Interests LA-1, LA-2C, LA-2P, LA-2FC, LA-2FP, LB, LC, LD, LE, LF, LG, LH, LJ, LK, LL, LM, LN, LO, LP and LQ will constitute "regular interests" in REMIC I and the Class R-I Certificates will represent the sole class of "residual interests" in REMIC I within the meaning of the Code; (d) each CML Loan REMIC Senior Regular Interest and each Class of Class V Certificates will constitute "regular interests" in the CML Loan REMIC, and the CML Loan REMIC Residual Interest, represented by the Class R-I Certificates, will represent the sole class of "residual interests" in the CML Loan REMIC within the meaning of the Code; (e) the ED Loan REMIC Regular Interest will constitute a "regular interest" in the ED Loan REMIC and the ED Loan REMIC Residual Interest, represented by the Class R-I Certificates, will represent the sole class of "residual interests" in the ED Loan REMIC within the meaning of the Code; (f) the portion of the Trust Fund consisting of (i) the Excess Interest and Excess Interest Distribution Account, (ii) the Class A-2F Regular Interest, the Swap Documents, any amounts received pursuant to the Swap Documents, the Floating Rate Account and any proceeds thereof and (iii) the ED Loan REMIC Residual Interest will be treated for federal income tax purposes as a grantor trust under Subpart E, Part I of Subchapter J of the Code; (g) the Class Q Certificates will represent undivided beneficial interests in the Excess Interest and the Excess Interest Distribution Account; (h) the Class A-2F Certificates will represent an undivided beneficial interest in the Class A-2F Regular Interest, the Swap Documents, the Floating Rate Account and all proceeds thereof; and (i) the Class R-I Certificates will represent undivided beneficial interests in the ED Loan REMIC Residual Interest.

             We are furnishing this letter to you solely for your benefit in connection with the transactions referred to herein. This letter is not to be relied upon, used, circulated, quoted or otherwise referred to by any other person or for any other purpose without our prior written consent.


                                    Very truly yours,


                                    /s/ Cadwalader, Wickersham & Taft

                                                                      SCHEDULE 1


Banc of America Securities LLC
100 North Tryon Street
Charlotte, North Carolina  28255

Banc of America Commercial Mortgage Inc.
100 North Tryon Street
Charlotte, North Carolina  28255

First Union Securities, Inc.
One First Union Center
Charlotte, North Carolina 28288-1075

Deutsche Banc Alex. Brown Inc.
31 West 52nd Street
New York, New York 10019

Standard and Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.
55 Water Street
New York, New York 10041

Fitch, Inc.
One State Street Plaza
New York, New York 10004

Wells Fargo Bank Minnesota, N.A.
45 Broadway, 12th Floor
New York, New York  10006